UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 28, 2008
______________

Date of Report (Date of earliest event reported)
______________

iBASIS, INC.
______________

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-27127	04-3332534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Second Avenue, Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On Monday, April 28, 2008, iBasis, Inc. (the "Registrant") issued a press release regarding financial results for the first quarter ended March 31, 2008. A copy of this press release is being furnished herewith as Exhibit 99.1.

Item 8.01.     Other Events.

The April 28, 2008 press release also announces that the repurchase of up to $15 million of the Registrant’s common stock has been authorized by the Registrant’s Board of Directors. Stock repurchases under this program may be made over the next six months through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on market conditions and other factors. No shares will be purchased from KPN B.V., the holder of approximately 53% of the voting power of the the Registrant’s shares, as part of the stock repurchase program. The stock repurchase program may be suspended or discontinued at any time without prior notice.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 28, 2008 (Furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 28, 2008	iBasis, Inc.

		By:	/s/ Mark S. Flynn
Chief Legal Officer and
Corporate Secretary